 Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

          I, Peter B. Hamilton, Chief Financial Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ended April 2, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ended April 2, 2011 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION

By:	/s/ PETER B. HAMILTON
Peter B. Hamilton
Senior Vice President and Chief Financial Officer

Date:  May 6, 2011